Exhibit 9(a)

                                                     September 24, 2008

BlackRock Funds
100 Bellevue Parkway
Wilmington, Delaware 19809

                    Re: Offering of shares of BlackRock Funds
                        -------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to BlackRock Funds (the "Fund"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (commonly referred to as a "Massachusetts business trust"), in connection with its offering of the following shares of beneficial interest of BlackRock Funds: Class XXX-2, Class XXX-3, Class XXX-5, and Class XXX-13 (collectively, the "Shares").

      This opinion is being furnished in accordance with the requirements of
Item 23(i) of Form N-1A under the Securities Act of 1933, as amended (the
"Act").

      In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

      (a) the certificate of Edward Baer, Assistant Secretary of the Fund, dated as of the date hereof (the "Officer's Certificate");

      (b) Post-Effective Amendment No. 110 to the registration statement of the Fund on Form N-1A under the Act being filed with the Securities and Exchange Commission (the "Commission") on the date hereof, in the form attached to the Officer's Certificate (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

      (c) the Declaration of Trust of the Fund, as amended to date, as attached to the Officer's Certificate;

      (d) the Code of Regulations of the Fund as amended to date, as attached to the Officer's Certificate; and

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BlackRock Funds
September 24, 2008
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      (e) resolutions adopted by the Board of Trustees of the Fund on June 3,
2008 authorizing the issuance of the Shares, as attached to the Officer's Certificate.

      We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and of public officials and others, including the statements contained in the Officer's Certificate described above.

      We do not express any opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts that, in our experience, are normally applicable to transactions of this type.

      Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when duly registered for sale under the Act, issued for the consideration described in the Registration Statement and properly recorded on the books and records of the Fund, the Shares will be validly issued, fully paid and non-assessable (except as described herein). Pursuant to certain decisions of the Supreme Judicial Court of the Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Fund were held to be a partnership, however, the possibility of the holders of the Shares incurring personal liability for financial losses of the Fund appears remote because (a) Section 9.5 of the Declaration of Trust contains an express disclaimer of liability for holders of shares of beneficial interests of the Fund, including the Shares, for the obligations of the Fund and requires that a recitation of such disclaimer be included in every note, bond, contract, order, or other undertaking issued by or on behalf of the Fund or the trustees of the Fund, and (b) Section 9.6 of the Declaration of Trust provides for indemnification out of the assets of the trust belonging to the classes of shares with the same alphabetical designation as that of the Shares owned by such shareholder for all loss and expense arising solely from being or having been a holder of such Shares.

      Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Shares or that seeks to assert your rights in respect of this opinion (other than your successors in interest by means of merger,

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BlackRock Funds
September 24, 2008
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consolidation, transfer of a business or other similar transaction). We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP